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Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Special Financial Report pursuant to Rule 15d-2 of Norcross Safety Products L.L.C., a Delaware limited liability company, and Norcross Capital Corp., a Delaware corporation, (the "Registrants") filed under cover of Form 10-K, as filed with the Securities and Exchange Commission (the "Report"), Robert A. Peterson, Chief Executive Officer of the Registrants, and David F. Myers, Jr., Chief Financial Officer of the Registrants, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrants.
/s/ ROBERT A. PETERSON Robert A. Peterson Chief Executive Officer March 19, 2004
/s/ DAVID F. MYERS, JR. David F. Myers, Jr. Chief Financial Officer March 19, 2004

[A signed original of this written statement required by Section 906 has been provided to Norcross Safety Products L.L.C. and Norcross Capital Corp. and will be retained by Norcross Safety Products L.L.C. and Norcross Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.]

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  Exhibit 32.1